Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated August 14, 2025, except for the Note 17 and 21, as to which the date is May 26, 2026, relating to the consolidated financial statements of Eshallgo Inc as of March 31, 2025, and for the year then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ YCM CPA INC.

PCAOB ID 6781
Irvine, California
June 8, 2026